EXHIBIT 99.1

AutoZone, Inc. Director Compensation Program

     SECTION 1. PURPOSE OF THE PROGRAM.
     The purpose of this document is to set forth the general terms and conditions applicable to the AutoZone, Inc. Director Compensation Program (the “Program”) established by the Board of Directors of AutoZone, Inc. (the “Company”) pursuant to, and in implementation of, the AutoZone, Inc. 2003 Director Compensation Plan (the “Compensation Plan”) and the AutoZone, Inc. 2003 Director Stock Option Plan (the “Stock Option Plan”, and collectively, the “Plans”). The Program is intended to carry out the purposes of the Plans and provide a means to reinforce objectives for sustained long-term performance and value creation by providing each member of the Board of Directors who is not an employee or officer of the Company (the “Director”) with compensation, subject to the restrictions and other provisions of the Program and the Plans. The Program shall be effective January 1, 2008 (the “Effective Date”).
     SECTION 2. DEFINITIONS.
     Unless otherwise defined herein, capitalized terms used herein shall have the same definitions as such terms are defined in the Plans.
     SECTION 3. ELECTIONS.
     With respect to each fiscal year of the Plans, which shall be the 12-month period beginning September 1 and ending August 31 of each year (the “Plan Year”), each Director who was a Director during the prior Plan Year must elect by no later than December 31 of the Plan Year to receive his or her compensation for services performed for the following calendar year under the terms of subparagraph (a) or (b) below. Each Director who becomes a Director during a Plan Year must make such election for such calendar year within 30 days after becoming a Director. Each election must be made by the Director filing an election form with the Secretary of the Company. When an election is made for a Plan Year, the Director may not revoke or change that election with respect to such Plan Year. If a Director does not file an election form for each Plan Year by the specified date, the Director will be deemed to have elected the Option specified in his or her last valid election or, if there had been no prior election, will be deemed to have elected Option 1, and the Fee earned during the Plan Year under the Compensation Plan will be paid as 50 percent in shares of Common Stock and 50 percent in cash, and will not be eligible for deferral; provided that, any such deemed election shall be irrevocable as of the end of the prior Plan Year.
     A Director may elect to receive his or her compensation for each Plan Year in either of the following forms:

     (a) Option 1.
     (i) Under the Compensation Plan, the Director shall receive an Annual Fee in the amount of $40,000 (the base retainer fee), including an additional $10,000 for any Director who serves as the Chairperson of the Audit Committee, and an additional $5,000 for any Director who serves as the Chairperson of the Compensation Committee or the Chairperson of the Nominating and Corporate Governance Committee. The Director is eligible to receive the Annual Fee in such form as he or she may elect pursuant to Sections 3 and 4 of the Compensation Plan. The Director will not receive any Meeting Fees.
     (ii) Under the Stock Option Plan, the Director shall be granted an Option to purchase a number of shares of Common Stock for such Plan Year as follows: (A) 3,000 shares of Common Stock on January 1 of the Plan Year that coincides with his or her first two years of service as a Director, and (B) 1,500 shares of Common Stock on January 1 of the Plan Year that coincides with each year of service as a Director thereafter. A new Director shall be granted an initial Option to purchase 3,000 shares of Common Stock as of the date of his or her election as a Director and a pro-rata portion of that year’s annual Option grant described in the preceding sentence. On January 1 of each year, each Director who, as of December 31 of the prior year, beneficially owns shares of Common Stock having an aggregate Fair Market Value greater than or equal to $200,000 (or 5 times the Director’s base retainer fee (not including any supplemental retainer fees, meeting fees, or fees for being a committee chair) payable by the Company for such year), shall be granted an Option to purchase 1,500 shares of Common Stock (subject to the adjustments provided in Section 7 of the Stock Option Plan).
     (b) Option 2.
     (i) Under the Compensation Plan, the Director shall receive an Annual Fee in the amount of $75,000 (the base retainer fee of $40,000 and supplemental retainer fee of $35,000), provided that, such Annual Fee will include an additional $10,000 for any Director who serves as the Chairperson of the Audit Committee and an additional $5,000 for any Director who serves as the Chairperson of the Compensation Committee or the Chairperson of the Nominating and Corporate Governance Committee. The Director is eligible to receive the Annual Fee in such form as he or she may elect pursuant to Sections 3 and 4 of the Compensation Plan. The Director will not receive any Meeting Fees.
     (ii) Under the Stock Option Plan, the Director shall be granted an Option to purchase a number of shares of Common Stock for such Plan Year as follows: (A) 2,000 shares of Common Stock on January 1 of the Plan Year that coincides with his or her first two years of service as a Director, and (B) 500 shares of Common Stock on January 1 of the Plan Year that coincides with each year of service as a Director thereafter. A new Director shall be granted an initial Option to purchase 3,000 shares of Common Stock as of the date of his or her election as a Director and a pro-rata portion of that year’s annual Option grant described in the preceding sentence. On January 1 of each year, each Director who, as of December 31 of the prior year, beneficially owns shares of Common Stock having an aggregate Fair Market Value greater than or equal to $200,000 (or 5 times the Director’s base retainer fee (not including any supplemental retainer fees, meeting fees, or fees for being a committee chair) payable by the Company for such year), shall be granted an Option to purchase 1,500 shares of Common Stock (subject to the adjustments provided in Section 7 of the Stock Option Plan).
Any election made pursuant to this Article III shall be subject to the terms and conditions set forth in the Plans.
     SECTION 4. ADMINISTRATION OF THE PROGRAM.
     The Program shall be administered by the Compensation Committee of the Board.
     SECTION 5. APPLICATION OF THE PLANS.
     The Program is subject to all of the provisions of the Plans, including Section 7 of the Stock Option Plan and Section 20 of the Compensation Plan (relating to a Corporate Transaction), and their provisions are hereby made a part of the Program, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plans. In the event of any conflict between the provisions of this Program and those of the Plans, the provisions of the Plans shall control.
     SECTION 6. AMENDMENT AND TERMINATION.
     Unless sooner terminated, this Program shall expire on December 31, 2012, so that no compensation may be granted hereunder after that date. Except as otherwise provided in this Subsection 5.3, the Program may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board.
     SECTION 7. NO RIGHT TO CONTINUE AS DIRECTOR.
     Nothing contained in the Program or in any document related to the Program shall confer upon any person any right to continue as a member of the Board or constitute any contract or agreement of service for a specific term or interfere in any way with the right of the Company to reduce such person’s compensation, to change the position held by such person or to terminate the service of such person, with or without cause.
     SECTION 8. NO TRANSFER OF RIGHTS UNDER THE PROGRAM.
     Except as otherwise set forth under the terms of the Plans, a Director or former Director shall not have the right to transfer, grant any security interest in or otherwise encumber rights he or she may have under this Program. No right or interest of a Director or a former Director under the Program shall be subject to any forced or involuntary disposition or to any charge, liability, or obligation of the Director or former

Director, whether as the direct or indirect result of any action of the Director or former Director or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be null, void, and without effect.
     SECTION 9. NATURE OF PROGRAM.
     No Director, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company by reason of any compensation provided hereunder. There shall be no funding of any compensation which may become payable hereunder. Nothing contained in this Program (or in any document related thereto), nor the creation or adoption of this Program, nor any action taken pursuant to the provisions of this Program shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Director, beneficiary or other person. To the extent that a Director, beneficiary or other person acquires a right to receive payment with respect to compensation provided hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company or other employing entity, as applicable. All amounts payable under this Program shall be paid from the general assets of the Company or employing entity, as applicable, and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such amounts. Nothing in this Program shall be deemed to give any person any right to participate in this Program except in accordance herewith.
     SECTION 10. GOVERNING LAW.
     This Program shall be administered, interpreted and enforced under the internal laws of the State of Nevada without regard to the conflicts of laws rules thereof.